UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2016

KORE RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54977	47-5008208
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1101 Brickell Ave., South Tower 8th Floor, Miami, FL	33131
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800)-208-1902

N/A

(Former name or former address, if changed since last report)

With a copy to:

Philip Magri, Esq.

Magri Law, LLC

2642 NE 9th Avenue

Fort Lauderdale, FL 33334

T: (646) 502-5900

F: (646) 826-9200

pmagri@magrilaw.com

www.magrilaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

On March 30, 2016, Mr. Barend “Chris” Greyling purchased an aggregate of 60,000,000 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of Kore Resources, Inc., a Nevada corporation (the “Company”), from Level Up Investments, LLC, a Michigan limited liability company (“Level Up”), pursuant to a stock purchase agreement, dated March 28, 2016 (the “Stock Purchase Agreement”), for $0.00025 per Share, or a total purchase price of $15,000. The Shares represent approximately 53.2% of the 112,750,000 outstanding shares of Common Stock of the Company, and the transaction constituted a change in control of the Company. The Company was not a party to the Stock Purchase Agreement. Greyling borrowed the funds from a third party lender for the transaction.

The Stock Purchase Agreement is attached hereto as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2016, the board of directors (the “Board”) of the Company increased the size of the Board to two persons and appointed Mr. Greyling to fill the created vacancy. Directors serve for a period of one year until the next stockholders’ meeting and until their respective successors are elected and qualify.

On April 6, 2016, Matthew E. Killeen resigned from the Board and as the Company’s President, Chief Executive Officer, Secretary and Treasurer, effective immediately. Mr. Killen had been serving as the President, Chief Executive Officer, Secretary and Treasurer of the Company since June 18, 2014. His departure was not related to any issues regarding financial disclosures or accounting or legal matters. After Mr. Killeen’s resignation, the Board reduced the size of the Board to one person.

Immediately upon Mr. Killeen’s resignation, the Board appointed Mr. Greyling as the President, Chief Executive Officer, Secretary and Treasurer of the Company, effective immediately.

Mr. Greyling, 59 years old, has been serving as Chief Executive Officer of Nativ Communication, a Digital Start-Up, since 2014. Mr. Greyling has held management and director positions at CBL Telecom (2009 to 2013), RS Software (2008 to 2009) and Supported Software, SA (1995 to 2005, exited successfully to Datacentrix JSE Listed). He was also the Founder of EDMS, SA (1993 to 1995), which managed the development of an EDI commerce platform enabling the online settlement of medical claims between medical practices and medical insurance companies, and negotiated the exit of the company to Q Data (JSE listed). In addition to Mr. Greyling’s extensive managerial and business acumen, he is involved in new technology developments around the Internet of Things (IoT), connecting business and services within smart cities of the future.

The Company has not entered into any transactions with Mr. Greyling that would require disclosure pursuant to Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number:	Description:

10.1	Stock Purchase Agreement, dated March 28, 2016, between Barend C. Greyling (as Purchaser) and Level Up Investments, LLC (as Seller).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORE RESOURCES, INC.

Dated: April 8, 2016	By:	/s/ Barend C. Greyling
Barend C. Greyling
Chief Executive Officer, President, Secretary & Treasurer
(Principal Executive Officer)
(Principal Financial and Accounting Officer)